UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2008

ROCK ENERGY RESOURCES, INC.

(Exact name of registrant specified in its charter)

Delaware	0-23022	11-2740461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond, Suite 2100, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:  (713) 954-3600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On July 16, 2008 Rock Energy Resources, Inc. issued a press release entitled “Rock Energy Issues Operational and Financial Guidance for 2009 and 2010”, and on July 17, 2008, Rock Energy Resources, Inc. issued a press release titled “Rock Energy Details Modeling Assumptions For 2009/2010 Revenue, Cash Flow, Earnings And Production Guidance.”

Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

On July 17, 2008, Rock Energy posted a power point presentation entitled “Rock Energy Resources Corporate Overview July 2008” on its website www.rockenergypartners.com. A copy of the presentation is attached hereto as Exhibit 99.3.

The information in this Report (including Exhibits 99.1, 99.2 and 99.3) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated July 16, 2008.

	99.2	Press Release dated July 17, 2008.

	99.3	Slide Presentation posted July 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rock Energy Resources, Inc.
(Registrant)

By:	/s/ Rocky V. Emery
Rocky V. Emery
Chief Executive Officer

Date: July 22, 2008

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated July 16, 2008

99.2	Press Release dated July 17, 2008

99.3	Slide Presentation posted July 17, 2008